List of Subsidiaries	Exhibit 21.1

NAME	JURISDICTION
BE AEROSPACE, INC.
Acurex, LLC	Delaware
B/E Aerospace International Ltd.	Barbados
Nordskog Industries, Inc.	California
BEA Holding Services LLC	Delaware
Advanced Thermal Sciences Corporation	Delaware
ATS Japan Corporation	Japan
Advanced Thermal Sciences Taiwan Corporation	Taiwan
Advanced Thermal Sciences Korea	Korea
Advanced Thermal Sciences Shanghai Corporation	China
Modoc Engineering Corporation	California
Aerospace Lighting Corporation	New York
BE Aerospace Australia, Inc.	Delaware
BE Aerospace Canada, Inc.	Delaware
B/E Aerospace (Canada) Company	Canada
BE Aerospace El Salvador, Inc.	Delaware
BE Aerospace El Salvador, Sociedad Anonima de Capital Variable	El Salvador
BE Aircraft Mexico, LLC	Delaware
B/E Aerospace Development Corporation	Delaware
BE Intellectual Property, Inc.	Delaware
B/E Aerospace Machined Products, Inc.	Delaware
BE Aerospace (France) SARL	France
Burns Aerospace Europe (SARL)	France
Bomhoff Acquisition, Inc.	Delaware
C2 Composite Limited	United Kingdom
Composite Specialties, Inc.	California
DMGI, LLC	California
Denton Jet Interiors, LLC	Texas
Flight Structures, Inc.	Washington
BEA Europe Holding LLC	Delaware
Maynard Precision, LLC	California
Modern Metals, LLC	California
Nelson Aerospace, LLC	California
NYF Corp.	New Jersey
Jay Cee Fastener Corp.	New Jersey
NYFCZ S.R.O.	Czech Republic
NYF Poska Sp.z.o.o.	Poland
M & M Aerospace Hardware, Inc.	Florida
M & M Aerospace Hardware SARL	France
Honeywell Consumables Solutions S.A.S.	France
M&M Deutschland GmbH	Germany
M & M Aerospace Hardware GmbH	Germany
Honeywell Consumables Solutions GmbH	Germany
M & M Aerospace Hardware Ltd.	United Kingdom
M & M Aerospace Hardware Ptc. Ltd.	Singapore
CMP SAS	France
T.L. Windust Machine, LLC	California
BE Aerospace Holdings CV	The Netherlands
BEA Holding (USA) LLC	Delaware
BE Aerospace Europe Holding LLP	United Kingdom
BE Aerospace Investments I Ltd.	Cayman Islands
BE Aerospace Investments II Ltd.	Cayman Islands
BE Aerospace (UK) Europe Holdings Ltd.	United Kingdom
BE Aerospace (UK) Holdings Ltd.	United Kingdom
BE Aerospace (Germany) GmbH	Germany
BE Aerospace (UK) Limited	United Kingdom
BE Aerospace (Netherlands) BV	The Netherlands
BE Aerospace (Services) BV	The Netherlands
Koninklijke Fabriek Inventum BV	The Netherlands
Dae Systems Holding GmbH	Germany
DAe Systems GmbH	Germany
Avox Hispania S.L., Spain	Spain
Special Parachute Equipment and Logistics	Germany
Consortium GbR